Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2024 (the “Report”), of the U.S. Monthly Income Fund for Puerto Rico Residents, Inc.

Carlos V. Ubiñas and William Rivera, of U.S. Monthly Income Fund for Puerto Rico Residents, Inc., each certify that:

1. This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
President

By:	/s/ William Rivera
William Rivera
First Vice President and Treasurer

Date:	September 5, 2024